EXHIBIT 5.1

December 4, 2017

Apollo Medical Holdings, Inc.

700 North Brand Boulevard,

Suite 1400

Glendale, California 91203

Re: Apollo Medical Holdings, Inc. - Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Apollo Medical Holdings, Inc., a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”), to be filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), on or about December 4, 2017, relating to the registration of the offering of up to 361,500 shares of common stock, par value $0.001 per share (the “Shares”), of the Company issuable in connection with the 2013 Equity Incentive Plan of the Company (the “2013 Plan”). In that connection and for the purposes of this opinion, we have examined and relied upon originals, or copies certified or otherwise identified to our satisfaction, of the Registration Statement in the form to be filed with the SEC, the Restated Certificate of Incorporation, as amended (the “Charter”), and the Restated Bylaws (the “Bylaws”), of the Company, the 2013 Plan and such other documents, records and instruments as we have deemed in our judgment appropriate for the purposes of this opinion, including without limitation, the relevant resolutions or consents of the board of directors of the Company (the “Board”) and a Delaware law firm’s legal opinion concerning the approval of the 2013 Plan by the stockholders of the Company.

In that examination, we have assumed with your permission and without independent investigation: (i) the genuineness of all signatures; (ii) the authenticity and completeness of all original documents reviewed by us in original, facsimile or electronic copy form; and (iii) the conformity to the authentic originals of all documents submitted to us as certified, conformed, facsimile or electronic copies. We also have assumed with your permission and without independent investigation: (x) that all documents, instruments and agreements shown to us are final and complete and no modifications thereto have been withheld from us; (y) that, where a signature purports to have been made in a corporate, governmental, fiduciary, or other capacity, the person who affixed such signature to any documents, instruments or agreements had the legal capacity, power and authority to do so; and (z) that each party that has executed or will execute any documents, instruments or agreements to which the Company is a signatory has had all requisite power and authority, and has duly and validly taken all necessary action, to execute and deliver such documents, instruments and agreements and to perform the transactions contemplated thereby, all such documents, instruments and agreements have been duly and validly executed and delivered by such party, and all such documents, instruments and agreements are binding and enforceable obligations of such party. In addition, with your consent, we have relied upon certificates and representations of officers of the Company and others as to factual matters without having independently verified such factual matters.

We have further assumed, with your consent, (1) that all of the Shares issuable upon exercise of options granted pursuant to the 2013 Plan will only be issued in accordance with the terms of such options, applicable agreements, and applicable resolutions or consents of the Board as well as the then in effect 2013 Plan, Charter, Bylaws and Delaware General Corporation Law, including, without limitation, that the Company will receive the required consideration for such Shares and investors will actually pay in full all amounts that they have agreed to pay to purchase the Shares; (2) that all of such Shares will only be issued when the Registration Statement is and remains effective and when such Shares are registered, qualified or exempted from registration under all applicable state securities laws; and (3) that any certificates representing such Shares will be executed by persons identified as officers of the Company who are actually serving as such and have legal capacity, power and authority to do so.

We explicitly exclude the federal laws, including the federal securities laws, from the scope of the opinion, and we express no opinion as to the laws of any state or jurisdiction (including but not limited to securities laws) other than, and our opinion herein is limited to, the Delaware General Corporation Law. The opinion expressed herein is limited to the matters set forth in this letter and no other opinion should be inferred beyond the matters expressly stated.

Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that the Shares have been duly authorized by the Company and, when issued and delivered by the Company in the manner and on the terms described herein, will be validly issued, fully paid and non-assessable.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations thereunder. This opinion speaks as of the date hereof, and we assume no obligation to advise of any changes in the foregoing, including the opinion expressed herein, subsequent to the date hereof. This opinion may only be relied upon by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act while the Registration Statement is in effect.

Very truly yours,

/s/ Shartsis Friese LLP